Exhibit (a)(20)

TRUSTEE AUTHORIZATION TO ESTABLISH
A NEW SHARE CLASS FOR CERTAIN
OF THE TIAA-CREF FUNDS

In accordance with Section 4.9.2 of the Declaration of Trust of the TIAA-CREF Funds (the “Trust”), dated April 15, 1999, as amended, and the approval of the Trust’s Board of Trustees at its July 14, 2015 meeting, the undersigned Trustees of the Trust hereby establish a new share class, designated as _____________, that shall be issued by the following series of the Trust:

Active Funds	Funds of Funds
T-C International Equity	T-C Lifecycle Retirement Income
T-C Large-Cap Growth	T-C Lifecycle 2010
T-C Growth & Income	T-C Lifecycle 2015
T-C Social Choice Equity	T-C Lifecycle 2020
T-C Large-Cap Value	T-C Lifecycle 2025
T-C Mid-Cap Growth	T-C Lifecycle 2030
T-C Mid-Cap Value	T-C Lifecycle 2035
T-C Small-Cap Equity	T-C Lifecycle 2040
T-C Emerging Markets Equity	T-C Lifecycle 2045
T-C Global Natural Resources	T-C Lifecycle 2050
T-C International Opportunities	T-C Lifecycle 2055
T-C Real Estate Securities	T-C Lifecycle 2060
T-C Enhanced International Equity	T-C Lifecycle Index Retirement Income
T-C Enhanced Large-Cap Growth	T-C Lifecycle Index 2010
T-C Enhanced Large-Cap Value	T-C Lifecycle Index 2015
T-C High Yield	T-C Lifecycle Index 2020
T-C Inflation Linked Bond	T-C Lifecycle Index 2025
T-C Bond Plus	T-C Lifecycle Index 2030
T-C Bond	T-C Lifecycle Index 2035
T-C Short Term Bond	T-C Lifecycle Index 2040
T-C Tax Exempt Bond	T-C Lifecycle Index 2045
T-C Social Choice Bond	T-C Lifecycle Index 2050
T-C Social Choice International Equity	T-C Lifecycle Index 2055
T-C Social Choice Low Carbon Equity	T-C Lifecycle Index 2060
T-C Emerging Markets Debt	T-C Lifestyle Aggressive Growth - Retail
T-C Money Market	T-C Lifestyle Growth - Retail
T-C Lifestyle Moderate - Retail
Index Funds	T-C Lifestyle Conservative - Retail
T-C International Equity Index	T-C Lifestyle Income - Retail
T-C Large-Cap Growth Index	T-C Managed Allocation
T-C Equity Index
T-C S&P 500 Index
T-C Large-Cap Value Index
T-C Small-Cap Blend Index
T-C Emerging Markets Equity Index
T-C Short Term Bond Index
T-C Bond Index

IN WITNESS WHEREOF, the Trustees of the Trust have executed this instrument the 14th day of July, 2015.

/s/ Forrest Berkley	/s/ Nancy L. Jacob
Forrest Berkley	Nancy L. Jacob

/s/ Nancy A. Eckl	/s/ Bridget A. Macaskill
Nancy A. Eckl	Bridget A. Macaskill

/s/ James M. Poterba	/s/ Michael A. Forrester
James M. Poterba	Michael A. Forrester

/s/ Maceo K. Sloan	/s/ Howell E. Jackson
Maceo K. Sloan	Howell E. Jackson

/s/ Laura T. Starks	/s/ Thomas J. Kenny
Laura T. Starks	Thomas J. Kenny